UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐    Definitive Proxy Statement
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☐    Soliciting Material under §240.14a-12
Franchise Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO
FRANCHISE GROUP, INC.
PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2021

This proxy statement supplement dated April 13, 2021 (this “Supplement”) supplements the definitive proxy statement and notice of annual meeting of stockholders dated April 5, 2021 (the “Proxy Statement”) relating to the proxies being solicited by the Board of Directors (the “Board”) of Franchise Group, Inc. (the “Company”) in connection with the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 4, 2021.

On or about April 5, 2021, the Company commenced mailing the Proxy Statement to its stockholders. This Supplement describes a recent change in the proposed nominees for election to the Board and replaces and supersedes any inconsistent information set forth in the Proxy Statement.

Withdrawal of Nominee for Election to the Board

As described in the Proxy Statement, the Board previously nominated seven (7) candidates to stand for election as directors at the Annual Meeting. However, on April 11, 2021, Megan Foster Starr, one of the director nominees named in the Proxy Statement, informed the Company of her decision to withdraw her candidacy due to her current professional responsibilities at The Carlyle Group. Ms. Starr does not currently serve on the Board and the Company does not intend to nominate a replacement nominee for election at the Annual Meeting. Therefore, the nomination of Ms. Starr is withdrawn, and no other nominee for election at the Annual Meeting will be named in place of Ms. Starr.

Voting Matters

Other than Ms. Starr, the candidates nominated by the Board named in the Proxy Statement sent or made available to the Company’s stockholders each intend to stand for election at the Annual Meeting. The form of proxy card included in the Company’s definitive proxy materials remains valid, notwithstanding Ms. Starr’s withdrawal. Any votes that are or have been submitted with instruction to vote for all of the Board’s nominees will be voted only for the remaining six (6) nominees named in the Proxy Statement. Any votes that are or have been submitted with instruction to vote for Ms. Starr will be disregarded and have no impact. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote by submitting a new proxy card or voting instruction. If you have not yet returned your proxy card or submitted your voting instructions, please complete and return the proxy card or submit voting instructions, disregarding the name of Ms. Starr as a nominee for election.

None of the other agenda items presented in the Proxy Statement are affected by this Supplement, and you should carefully review the Proxy Statement prior to voting your shares. Shares represented by proxy cards or voting instruction cards returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the proxy card or voting instruction card.

Information regarding the meeting and how to vote your shares or revoke your proxy or voting instructions, is available in the Proxy Statement. The Proxy Statement is available on the Company’s website at www.franchisegrp.com. This Supplement is being made available online at the same location on or about April 13, 2021.

Size of the Board

The Company’s Second Amended and Restated Certificate of Incorporation provides that a majority of the members of the Board may fix or change from time to time the total number of directors constituting the entire Board to any number not less than five (5) nor more than fifteen (15) members. The size of the Board is currently fixed at seven (7) members. However, since Ms. Starr will no longer stand for election as a director and the Board does not intend to nominate a replacement nominee for election at the Annual Meeting, the Board intends to take the action necessary to reduce the size of the Board to six (6) members, effective as of the certification of the results of the vote at the Annual Meeting. The Board continues to search for qualified candidates to serve on the Board.

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